                                                                   Exhibit 10.20

                             OFFICE LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF DALLAS

      THIS LEASE AGREEMENT made and entered into as of the 14th day of November 2000, by and between the Landlord and Tenant hereinafter named.

                              W I T N E S S E T H:

      1. Definitions and Basic Provisions. The following definitions and basic provisions shall, be used in conjunction with and limited by the reference thereto in the provisions of this lease:

      (a)   "Landlord":    TR Lookout Partners, Ltd.

      (b)   "Tenant":      telecom technologies, inc.

      (c)   "Premises":    Lookout Plaza Phase I
                           1301 E. Lookout Drive, Suite 3000
                           Richardson Texas 75080

as generally outlined on the plan attached hereto as Exhibit "A." The term "rentable area" as used herein, shall refer to the sum of (a) the entire area included within the Premises, being the area bounded by the Interior of the exterior wall or walls of the Building, the exterior of all walls separating the Premises from any public corridors or other public areas, and, for multi-tenant floors, the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants, plus (b) a pro rata portion (or all, in the case of a single tenant floor) of the, area covered by the elevator lobbies, columns, projections, vertical penetrations, other structural portions, other common areas, and other service areas situated on such floor. Upon completion of the leasehold improvements described on attached Exhibit "C", the rentable area of the Premises shall be measured by Landlord's architect in accordance with the BOMA method hereafter set forth. The rentable area of the Premises shall be calculated in accordance with the methods of measuring rentable areas described in the standard method for measuring floor area in office buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association
(BOMA) International. The estimates of rentable area within the Premises and within the Building as set forth herein shall be revised if Landlord's architect determines such estimate to be inaccurate, or if there is a change after the "Commencement Date" (hereinafter defined) in either the rentable area of the Premises or the Building, and the terms of this lease shall be adjusted accordingly. The rentable area in the leased Premises has been estimated on the basis of the foregoing definition to be 109,966 square feet of rentable area. The Premises are divided into two (2) portions, approximately 91,684 square feet of rentable area (the "First Portion") outlined on the plan attached hereto as Exhibit "A", and approximately 18,282 square feet of rentable area (the Second Portion") also outlined on the plan attached hereto as Exhibit "A." Landlord and Tenant both agree to the following occupancy and takedown schedule: On September 1, 2001 Tenant will occupy the First Portion; and on September 1, 2003, Tenant will occupy the Second Portion. Notwithstanding the foregoing, in the event Tenant occupies the Second Portion prior to September 1, 2003, paragraphs "(e)" and "(f)" below shall be modified so that the basic rental and the monthly rental installment reflect the revised occupancy date for the Second Portion. In no event will the occupancy date for the Second Portion be later than September 1, 2003. Each of the above occupancy dates shall be subject to Substantial Completion (as defined herein) with respect to the tenant improvements regarding such portion. Any delay in completion of such tenant improvements shall delay Tenant's obligation to occupy such space. The total rentable area of the Building is estimated for all purposes herein to be 155,092 square feet.

      (d) Lease term: A period of 84 months, commencing on September 1, 2001 (the "Commencement Date") and ending on August 31, 2008.

      (e)   Basic rental: $14,902,174.00.

      (f)   Monthly rental installment:

            Time Period                        Rentable Area   Monthly Rental    Annual Rental Rate
                                                                 Installment       Per Square Foot
            Monthly from September 1, 2001
            through August 31, 2003                 91,684       $148,986.50           $19.50

            Monthly from September 1, 2003
            through August 31, 2006                109,966       $178,694.75           $19.50

            Monthly from September 1, 2006         109,966       $203,876.96           $22.25
            through August 31, 2008

      (g)   Security deposit: $0.00

      (h) Permitted use: Office, including laboratory and testing facilities, but specifically excluding the practice of law (in the event Haynes and Boone is a tenant in the Building) except for Tenant's "in-house" attorneys.

      (i)   "Land":     The real property upon which the Project is located,
                        described more particularly on "Exhibit E" attached hereto and made a part hereof.

      (j)   "Building": Lookout Plaza Phase I located at 1301 E. Lookout Drive,
                        Richardson, Texas 75080.

      (k)   "Project":  Lookout Plaza located at 1301 E. Lookout Drive,
                        Richardson, Texas 75080.

      2. Lease Grant. Before the Commencement Date, Landlord shall construct the Building and install in the First Portion of the Premises the items to be constructed or installed by Landlord pursuant to the provisions of the Work Letter Agreement attached as Exhibit "C" hereto. On or before September 1, 2003, Landlord shall construct and install in the Second Portion of the Premises the items to be constructed or installed by Landlord pursuant to the provisions of the Work Letter Agreement. If for any reason Landlord cannot deliver the First Portion of the Premises to Tenant by the Commencement Date, this lease shall not be void or voidable, and Landlord shall not be liable for any loss or damage resulting therefrom, except that the rent payable under Paragraph 1(f) hereof shall be waived for the period between the Commencement Date and the date on which Landlord can deliver possession. If for any reason Landlord cannot deliver the Second Portion of the Premises to Tenant by September 1, 2003, this Lease shall not be void or voidable, and Landlord shall not be liable for any loss or damage resulting therefrom, except that the rent payable under Paragraph 1(f) hereof applicable to the Second Portion shall be waived for the period between September 1, 2003, and the date on which Landlord can deliver possession of the Second Portion. No delay in the delivery of possession shall extend the lease term. Tenant may not enter or occupy the pertinent portion of the Premises until such Portion of the Premises is tendered by Landlord, unless Tenant's entry relates to construction work therein. If for any reason the First Portion of the Premises is not ready for occupancy on or before May 1, 2002, Tenant may, at its option, cancel and terminate this lease by written notice to Landlord delivered on or before May 15, 2002, in which event neither party shall have any further rights or obligations hereunder, except that Landlord will pay back to Tenant the "Prepaid Rent" (hereinafter defined). Any entry of the Premises before the date specified in this Paragraph 2 may be made only with Landlord's written consent. The Premises shall be deemed completed and possession delivered upon
(i) completion of the items to be constructed and installed by Landlord pursuant to the provisions of the Work Letter Agreement attached as Exhibit "C", and (ii) the insurance of a certificate of occupancy by the City of Richardson (collectively "Substantial Completion") other than completion of minor finish items, if any, which do not materially interfere with Tenant's occupancy. Upon taking of possession of the Premises, Tenant shall be deemed to have accepted such as suitable for its purposes and shall be deemed to have waived any defects in the Premises and in the Building, except for the completion of any minor finish items which do not materially interfere with Tenant's occupancy (the "punch list items"). Tenant shall have a period of thirty (30) days from the date of actual occupancy of the Premises to compile and deliver to Landlord the punch list items which Landlord agrees to use its reasonable efforts to complete or correct within ninety (90) days of receipt of said list from Tenant.

      3. Rent. In consideration of this lease, Tenant promises and agrees to pay Landlord the basic rental (as defined in Paragraph 1(e) hereof) in monthly installments, as set forth in Paragraph 1(f) hereof, and the additional rent as determined in accordance with Exhibit "B", without deduction, set off, notice or demand.

      One monthly installment of basic rental, to be applied to the first monthly basic rental installment accruing hereunder, totaling $147,621.50 ("Prepaid Rent"), shall be payable by Tenant to Landlord contemporaneously with the execution hereof. On the first day of the second month following the date on which basic rental begins to accrue under this lease, Tenant shall begin paying the scheduled monthly rental installment without demand and shall continue paying such monthly rental installments on or before the first day of each succeeding calendar month during the term hereof. The monthly rental installment for any fractional month at the beginning or the end of the lease term shall be prorated.

      If the monthly rental installment is not received by the Landlord on or before the 5th day of the month for which such monthly rental installment is due, a service charge of 4% of the monthly rental installment owed shall become due and payable in addition to the monthly rental installment owed. Such service charge is for the purpose of reimbursing Landlord for the extra costs and expenses incurred in connection with the handling and processing of late monthly rental installment payments.

      The obligation of Tenant to pay rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not, shall release Tenant of the obligation to pay rent.

      4. Rental Escalation. See Exhibit "B" attached hereto and incorporated as a part hereof.

      5. Services.

            (a) Landlord agrees to furnish Tenant while occupying the Premises, at Landlord's sole cost and expense: (i) hot and cold water at those points of supply provided for general use of tenantry; (ii) electrical current for Tenant's use and occupancy of the Premises to the extent reasonably deemed to be standard in comparable suburban "Class A" low rise office buildings in Richardson, Texas, provided however, that all costs for extraordinary or unusual demand for electrical service shall be borne by Tenant; (iii) heating and air conditioning at such times as Landlord normally furnishes such services to all tenants of the Project and at such temperatures and in such amounts as are reasonably provided in comparable suburban "Class A" low rise office buildings in Richardson, Texas; (iv) janitor service on a daily basis excluding holidays and weekends and elevator service; (v) replacement of Building standard light bulbs and tubes.

            (b) Landlord does not warrant that any of such specified services will be free from interruption or stoppage, but nevertheless Landlord shall use reasonable diligence to resume any such interrupted or stopped service. Anything to the contrary notwithstanding, no failure, to any extent, to furnish such services or any stoppage or interruption of these defined services shall render Landlord liable in any respect for damages to either person, property or business, nor shall any such failure, interruption or stoppage of such services be deemed or construed as an eviction, actual or constructive, of Tenant nor, except as set forth below, work an abatement of rent nor relieve Tenant from the obligation to fulfill any covenant or agreement contained in this lease. If (a) the interruption or stoppage of the services to be provided by Landlord under Subparagraph 5(a) above is due to the negligent or willful failure of Landlord to use reasonable diligence during normal hours to resume any such interrupted or stopped service, (b) the interruption was not caused in whole or substantial part by Tenant, and (c) the interruption or stoppage caused the Premises to be uninhabitable for at least seventy-two
      (72) hours after written notice thereof from Tenant to Landlord, then during the period the Premises is uninhabitable, the rental shall be abated as Tenant's sole remedy. Landlord may interrupt or stop such services when reasonably needed for emergencies, repairs and maintenance and shall not thereby be deemed negligent or willful or in violation of this lease, so long as Landlord uses reasonable diligence to resume such interrupted or stopped services thereafter.

      6. Leasehold Improvements. See Exhibit "C".

      7. Use. Tenant shall use the Premises only for the permitted use (as defined in Paragraph 1(h) hereof). Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used for any business or purpose other than the permitted use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extrahazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or contents; and in the event that, by reason of acts of Tenant, there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct of business and then such acts of Tenant shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay to Landlord the amount of such increase on demand and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of Premises. Tenant's obligation to comply with all laws specifically includes any and all laws relating to environmental hazards and, as set forth in Subparagraph 8(c) hereof, to accessibility by persons with disabilities. Tenant will not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, paint, install lighting, window coverings or decoration, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof. Should Landlord agree in writing to any of the foregoing items in the preceding sentence, Tenant will maintain such permitted items in good condition and repair at all times.

      8. Repairs and Maintenance and Compliance with Accessibility Laws

            (a) By Landlord: Landlord shall maintain only the roof, foundation, heating and air conditioning systems, common areas, plumbing, elevators (if any), fire protection sprinkler system (if any), the structural soundness of the exterior walls, the paving outside the Building, and the landscaping in good repair and condition, except for reasonable wear and tear. Landlord shall be responsible for pest eradication. If such pests result from Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord on demand the cost for such eradication. Tenant shall give immediate written notice to Landlord of the need for repairs or corrections and Landlord shall proceed promptly to make such repairs or corrections. Landlord's liability hereunder shall be limited to the cost of such repairs or corrections.

            (b) By Tenant: Tenant shall at its expense and risk maintain the Premises and related facilities in good repair and condition. Tenant will not in any manner deface or injure the Building, the Premises or related facilities and will pay the cost of repairing any damage or injury done by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the term of this lease take good care of the Building, the Premises and related facilities and keep them free from waste and nuisance of any kind. If Tenant shall fail to make any repair required hereunder (including all necessary replacements) within fifteen (15) days after written notification to do so, or thirty (30) days if Tenant has commenced the repair and is diligently pursuing its completion, Landlord may at its option make such repair, and Tenant shall, upon demand therefor, pay Landlord for the cost thereof together with interest on any such cost which remains unpaid following such demand at the rate of ten percent (10%) per annum until paid.

            (c) By Landlord and Tenant: Tenant shall at its expense and risk cause the Premises and related facilities to be in compliance with the requirements of the Americans With Disabilities Act and all other pertinent laws relating to public access ("Accessibility Laws"). Landlord shall at its expense and risk cause the common areas of the Building to comply with Accessibility Laws. Any extraordinary or atypical requirements imposed by Accessibility Laws relating to the nature of Tenant's business shall be Tenant's responsibility and Tenant shall bear the risk and expense of compliance with such extraordinary or atypical requirements. Tenant acknowledges that Landlord's responsibility is to insure that common areas of the Building comply with Accessibility Laws assuming the imposition of requirements typical for a suburban office building.

      9. Alterations and Improvements. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld as to nonstructural alterations. Landlord may require, as a condition to granting its consent to any such alterations or physical additions, that Tenant agree to remove such alterations or physical additions at the end of the lease term and restore the Premises to the condition in which the same existed before such alterations or physical additions were made. At the end or other termination of this lease, Tenant shall deliver up the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. The cost and expense of any repairs necessary to restore the condition of the Premises to such condition in which they are to be delivered to Landlord shall be borne by Tenant. All permanent alterations, additions or improvements made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property on termination of this lease and shall remain on the Premises without compensation to Tenant. All temporary alterations, furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

      10. Common Areas. The use and occupation by Tenant of the Premises shall include the use in common with others entitled thereto of the common areas, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

      All common areas described above shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Landlord shall have the right to construct, maintain, and operate lighting facilities on all such areas and improvements; to police same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; and subject to Exhibit "F" hereof, to restrict parking by tenants, their officers, agents, and employees to employee parking areas.

      All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

      11. Assignment and Subletting. If Tenant desires to assign this lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire together with the name of the proposed assignee or sublessee, a detailed description of its business, and current financial information about it in sufficient detail to allow Landlord to assess the financial condition of such proposed assignee or sublessee. Landlord shall not unreasonably withhold its consent to any assignment or subletting. Landlord will consider the financial condition of the proposed assignee and/or sublessee and will compare such financial condition to Tenant's financial condition as of December 31, 2000, as reflected in Tenant's audited financial statement(s). Tenant shall give such notice and information to Landlord at least 30 days prior to the date on which Tenant desires to make such assignment or sublease. For the purposes hereof, transfer of more than half of the stock or other voting control of Tenant shall be deemed to constitute an assignment of this Lease. Landlord shall, within 10 days following receipt of such notice, notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign this lease or sublet such space, or (ii) refuse to permit Tenant to assign this lease or sublet such space. If Landlord should fail to notify Tenant in writing of such election within such thirty-day period, Landlord shall be deemed to have elected (ii) above. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Tenant shall pay all costs incurred by Landlord in connection with the foregoing provisions including without limitation legal fees, construction costs to reconfigure the Premises, and credit checks. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under this lease. Moreover, if the rental or other consideration (or a combination of the rental and any bonus or other consideration therefor or incident thereto) due and payable to Tenant by an assignee or sublessee exceeds the rental payable under this lease (appropriately prorated in the case of a sublease of less than all of the Premises), then Tenant shall be bound and obligated to pay Landlord (after deduction of the standard brokerage commission paid to the broker representing the pertinent sublessee, if in fact such a commission is paid, and any alteration costs) fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days after receipt thereof by Tenant. Finally, upon any assignment or subletting all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord. If Landlord transfers and assigns its interest in this lease and the Building containing the Premises, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Premises. Notwithstanding anything contained herein to the contrary, Tenant agrees not to sublease any of its Premises or assign its lease to any lawyers or law firms in the event Haynes and Boone is a tenant in the Building.

      12. Indemnity. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorney's fees) for any injury to person or damage to or loss of property on or about the Premises caused by the negligence or misconduct or breach of this lease by Tenant, its agents, employees, sublessees, invitees or by any other person entering the Building, the Premises, or related facilities under express or implied invitation of Tenant, or arising out of Tenant's use of the Building, the Premises, or related facilities. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition of any governmental body or authority, by other tenants of the Building or related facilities or any other matter beyond control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the building, the Premises or related facilities, or failure to make repairs or from any cause whatsoever except Landlord's gross negligence. Tenant shall, at all times during the term of this lease, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, in amounts and with insurance companies approved by Landlord insuring Tenant's obligations to Landlord under Paragraph 12 of this lease. Tenant shall not be liable for and Landlord will indemnify and save harmless Tenant of and from all fines, suits, claims, demands, losses and actions (including attorney's fees) for any injury to person or damage to or loss of property on or about the common areas of the Building caused by the gross negligence or willful misconduct or breach of this lease by Landlord, its agents or employees.

      13. Mortgages. Tenant accepts this lease subject to any deeds of trust, security interests or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein, the Premises, or related facilities, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the property. Tenant shall at any time hereafter, on demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such deed of trust, security interest or mortgage. With respect to any deed of trust, security interest or mortgage hereafter constituting a lien on the Building or improvements therein, the Premises, or related facilities. Landlord, at its sole options, shall have the right to waive the applicability of this Paragraph 13 so that this lease will not be subject and subordinate to any such deed of trust, security interest or mortgage.

      14. Insurance. Landlord shall, at all times during the term of this lease maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion, or other hazards and contingencies for the full insurable value thereof; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this lease which Tenant may bring or obtain upon the Premises, or any additional improvements which Tenant may construct thereon.

      Tenant shall, at all times during the term of this lease, maintain a policy or policies of insurance, with the premiums thereon fully paid in advance, issued by and binding upon insurance companies approved by Landlord, such approval not to be unreasonably withheld, insuring any furniture, equipment, machinery, goods or supplies which Tenant may bring or obtain upon the Premises, and any additional improvements which Tenant may construct on the Premises against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value thereof. Tenant shall also, at all times during the term of this lease, maintain a policy or policies of insurance, with the premiums thereon fully paid in advance, for comprehensive general and contractual liability insurance against claims for personal injury, death and property damage occurring in or about the Premises, such insurance to afford protection to the limits of (i) not less than $1,000,000.00 in respect of injury to or death of any number of persons arising out of any one occurrence, and not less than $2,000,000.00 in the aggregate, and (ii) $1,000,000.00 in respect of any instance of property damage. Such policy or policies shall be issued by and binding upon insurance companies approved by Landlord, such approval not to be unreasonably withheld.

      Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of such insurance and shall, at all times during the term of this lease, deliver to Landlord upon request true and correct copies of such insurance policies. The comprehensive general and contractual liability policy described above shall (i) name Landlord as an additional insured, (ii) insure performance of the indemnities of Tenant contained in this lease, and (iii) be primary coverage, so that any insurance coverage obtained by Landlord shall be in excess thereof. Each insurance policy obtained by Tenant shall provide that it will not be canceled or reduced in coverage without 30 days prior written notice to Landlord. Tenant shall deliver to Landlord certificates of renewal at least 5 days prior to the expiration date of each such policy and copies of new policies at least 30 days prior to terminating any such policies.

      15. Inspection. Except as set forth below but always in the case of an emergency, Landlord or representatives shall have the right to enter into and upon any and all parts of the Premises at reasonable hours to (i) inspect same or clean or make repairs or alterations or additions as Landlord may reasonably deem necessary (but without any obligation to do so, except as expressly provided for herein), or (ii) show the Premises to prospective tenants, purchasers or lenders, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Notwithstanding the above, except in the case of an emergency, Landlord acknowledges and agrees that Tenant intends to maintain certain "secured" areas within the Premises relating to its business and trade secrets and Landlord shall only be permitted within such areas after giving no less than 24 hours prior written notice to Tenant and Landlord must be accompanied in any such areas by a representative of Tenant.

      16. Condemnation. If, during the term of this lease, or any extension or renewal thereof, all of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority, and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

      In the event a portion but not all of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private sale in lieu thereof and the partial taking or condemnation shall render the Premises unsuitable for Tenant's business, then Landlord shall have the option, in its sole discretion, of terminating this lease, or, at Landlord's sole risk and expense, restoring and reconstructing the Premises to the extent necessary to make same reasonably tenantable. Should Landlord elect to restore, the lease shall continue in full force and effect with the rent payable during the unexpired portion of this lease adjusted to such an extent as may be fair and reasonable under the circumstances, and Tenant shall have no claim against Landlord for the value of any interrupted portion of this lease.

      In the event of any condemnation or taking, total or partial, Tenant shall not be entitled to any part of the award or price paid in lieu thereof, and Landlord shall receive the full amount of such award or price, Tenant hereby expressly waiving any right or claim to any part thereof.

      17. Fire or Other Casualty. In the event that the Premises should be totally destroyed by fire, tornado or other casualty or in the event the Premises or the Building should be so damaged that rebuilding or repairs cannot be completed within 180 days after the date of such damage, either Landlord or Tenant may at its option terminate this lease by delivering written notice thereof to the other party within twenty (20) days following such damage, in which event the rent shall be abated during the unexpired portion of this lease effective with the date of such damage. In the event the Premises should be damaged by fire, tornado or other casualty covered by Landlord's insurance, but only to such extent that rebuilding or repairs can be completed within 180 days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elects to terminate this lease, in either such event Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the Premises and shall proceed with reasonable diligence to restore the Premises and Building to substantially the same condition in which they were immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements, except Tenant improvements made by Landlord, which may have been placed by Tenant or other tenants within the Building or the Premises, or related facilities. In the event that the Premises are totally untenantable, Landlord shall abate the rent during the time Premises are unfit for occupancy. If the Premises are not totally untenantable, Landlord shall allow Tenant a fair diminution of rent during the time the Premises are partially unfit for occupancy. In the event any mortgagee under a deed of trust, security agreement or mortgage elects pursuant to a right granted therein that insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this lease shall terminate upon notice to Tenant which shall be given promptly to Tenant after Landlord has been notified by mortgage. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Project or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      18. Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy at sufferance only. Such tenancy shall be at a daily rental equal to 1/30th of the higher of (i) 150% of the sum of the monthly rental installment plus the most current rental adjustment which may have been made thereto pursuant to Paragraph 4 hereof, or (ii) 150% of the current rate for the Premises being quoted by Landlord to prospective tenants. The inclusion of the preceding sentence shall not be construed as Landlord's consent for the Tenant to hold over. In the event of any unauthorized holding over, Tenant shall also indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination of this lease. Notwithstanding the foregoing during the first month of any holdover, and only during that first month, the daily rental rate shall be equal to 1/30th of 110% of the sum of the monthly rental installment plus the most current rental adjustment which may have been made thereto pursuant to Paragraph 4 hereof.

      19. Taxes on Tenant's Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

      20. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

            (a) Tenant shall fail to pay any monthly rental installment or any portion of the basic rental hereby reserved when due, and shall not cure such failure within ten (10) days after written notice thereof to Tenant;

            (b) Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of rent, or shall fail to comply with any term, provision or covenant in any other agreement with Landlord affecting the Premises, and shall not cure such failure within thirty
      (30) days after written notice thereof to Tenant;

            (c) Tenant shall make an assignment for the benefit of creditors;

            (d) Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in any proceeding filed against Tenant thereunder and such adjudication shall not be vacated or set aside within thirty (30) days;

            (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within thirty (30) days; or

            (f) Tenant shall assign this lease or sublet the Premises without Landlord's consent, where Landlord's consent is required under Section 11.

      21. Remedies. Upon the occurrence of any event of default specified in Paragraph 20 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

            (a) Terminate this lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor. Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, including (i) the cost of recovering the Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid rent earned at the time of termination, plus interest thereon at the rate described in Paragraph 35,
      (iv) the present value (discounted at the rate of six percent (6%) per annum) of the balance of the basic rental and additional rental for the remainder of the lease term less the present value (discounted at the same rate) of the fair market rental value of the Premises for such period, taking into account the period of time the Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Premises for occupancy and the other costs (such as costs of repairs or remodeling, leasing commissions and attorneys' fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this lease;

            (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord shall deem advisable and receive the rent thereof. Tenant agrees to pay to Landlord on demand any deficiency in basic rental that may arise by reason of such reletting;

            (c) Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease, and tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and

            (d) Landlord may, and is hereby entitled and authorized, without any notice to Tenant whatsoever, to enter upon the premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the premises, thereby permanently excluding Tenant and its officers, principals, agents, employees, and representatives therefrom. If Landlord has either permanently repossessed the Premises pursuant to the foregoing provisions of this Lease, or has terminated this lease by reason of Tenant's default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time; provided, however, that in any such instance, during

      Landlord's regular business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant not subject to the lien or security interest described herein. If Landlord elects to exclude Tenant from the Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this lease, then Landlord (at any time prior to actual repossession or termination) shall not be obligated to provide Tenant a key to re-enter the Premises until such time as all delinquent rental and other amounts due under this lease have been paid in full (and all other defaults, if any, have been completely cured to Landlord's satisfaction) and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant's ability to satisfy its remaining obligations under this lease. During any such temporary period of exclusion, Landlord will, during Landlord's regular business hours and at Landlord's convenience, upon written request by Tenant, escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant or its employees. This remedy of Landlord shall override and control any conflicting provisions of the Texas Property Code.

      No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a wavier of any other violation or default.

      22. Surrender of Premises. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed as acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and subscribed by the Landlord.

      23. Attorneys' Fees. In case it should be necessary or proper for Landlord or Tenant to bring any action under this lease or to consult or place such lease, or any amount payable by Landlord or Tenant thereunder, with an attorney concerning or for the enforcement of any of Landlord's or Tenant's rights hereunder, then the non-prevailing party agrees in each and any such case to pay the prevailing party on demand a reasonable attorney's fee.

      24. Intentionally deleted.

      25. Mechanic's Lien. Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or the Project or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Landlord to the Tenant, the Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of bill therefor, together with interest until repaid as provided in Paragraph 35. Tenant will have the option to "bond around" any mechanic's lien, or liens, provided such bonding around is in accordance with and permitted by deeds of trust or mortgages affecting the Building.

      26. Waiver of Subrogation. Anything in this lease to the contrary notwithstanding, the parties hereto hereby waive any and all rights of recovery, claim action or cause of action, against each other, their agents, officers, and employees, for any loss or damage that may occur to the Premises hereby demised, or any improvements thereof, or such Project of which the Premises are a part, any improvements thereto, or related facilities, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the parties hereto, their agents, officers and employees.

      No insurer of one party hereunder shall hold any right of subrogation against the other party. If the respective insurer of Landlord and Tenant does not permit the foregoing waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each covenant and agree to notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

      27. Notices. Each provision of the Agreement, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

      (a) All rent and other payment required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas, at the address hereinbelow set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith;

      (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith;

      LANDLORD:  TR Lookout Partners. Ltd.
                 c/o Thompson Realty Corporation
                 1600 N. Collins, Suite 2100
                 Richardson, Texas 75080

      TENANT:    telecom technologies, inc.
                 1701 N. Collins, Suite 3000 (prior to the Commencement Date) 1301 E. Lookout Drive, Suite 3000 (after the Commencement Date) Richardson, Texas 75080 (in both instances)
                 Attn: Hamid Ansari (with an additional separate copy to
                       Anousheh Ansari)

                 With a copy to:
                 Robert L. Abbott
                 Stutzman & Bromberg. P.C.
                 2323 Bryan St., Suite 2200
                 Dallas, Texas 75201

      28. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party, specifically excluding Tenant's obligation to pay rent and other monetary obligations of Tenant hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of such party.

      29. Separability. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this that in lieu of each clause or provision of this lease that is illegal, invalid, or unenforceable, there be added as part of this lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      30. Entire Agreement; Amendments; Binding Effect. This lease contains the entire agreement between the parties and may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants and conditions contained in this lease shall apply to, inure to the benefit of, and binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

      31. Quiet Enjoyment. Provided Tenant has performed all of the terms, covenants, agreements and conditions of this lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereof, without hindrance from Landlord, subject to the terms and conditions of this lease.

      32. Rules and Regulations. Tenant and Tenant's agents, employees, and invitees will comply fully with all requirements of the rules and regulations of the Project and related facilities which are attached hereto as Exhibit "D" and made a part hereof as though fully set out herein. Provided additional expenditures are not required by Tenant, Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for safety, care, or cleanliness of the Project, the Premises, or related facilities, and for preservation of good order therein all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

      33. Broker's or Agent's Commission. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this lease, and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from such claims, including without limitation attorneys' fees in connection therewith resulting from any other claims arising by or through Tenant.

      34. Intentionally deleted.

      35. Interest. Any rent or other amount which becomes owing by Tenant to Landlord under this lease (including unpaid service charges) shall bear interest from the date of demand at the lesser of the highest lawful rate or ten percent (10%) per annum.

      36. Estoppel Certificate. Tenant will, at any time and from time to time, upon not less than ten (10) days' prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing executed by Tenant certifying that this lease is unmodified and in full effect (or, if there have been modifications, that this lease is in full effect as modified, and setting forth such modifications) and the dates to which the rent has been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Project.

      37. Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder, which do not involve the personal liability of Landlord.

      38. Captions. The captions contained in this lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this lease.

      39. Gender. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

      40. Place of Performance. Tenant shall perform all covenants, conditions and agreements contained herein, including but not limited to payment of rent, in Collin County, Texas. Any suit arising from or relating to this agreement shall be brought in Dallas County, Texas.

      41. Relocation. Intentionally deleted.

      42. Reception Area. Landlord has agreed to allow Tenant to locate a reception desk in the lobby area of the Building in a mutually acceptable location. The design and installation of the reception desk will be subject to Landlord's approval, not to be unreasonably withheld. Tenant will pay annual rental of $19.50 per square foot of rentable area occupied by the reception desk for months 1-60 of the lease term, and $22.25 per square foot of rentable area for months 61-84. Basic rental set forth in Paragraph 1(e) and the monthly rental installment set forth in Paragraph l(f) will be increased to cover reception area rental described herein as long as such reception area is required by Tenant. Tenant must, at its sole cost and expense, restore the lobby area at such time as Tenant chooses to eliminate the lobby reception desk.

      43. Signage. Tenant, at its sole cost and expense (subject to Paragraph 7 of the Work Letter Agreement), subject to Landlord's approval, not to be unreasonably withheld, and subject to City of Richardson approval(s), shall have the right to install non-exclusive signage on the top of the Building in accordance with the drawing attached hereto as Exhibit "G". Exhibit "G" also indicates the location of Haynes and Boone, LLP signage ("H and B Signage"). Landlord agrees that the H and B Signage will not be moved from the north side of the Building without Tenant's consent. Landlord also agrees that if Haynes and Boone vacates the Building, for so long as Tenant occupies the Premises and no default exists and is continuing under this lease, Tenant will have the exclusive right to exterior Building signage. If Landlord ever constructs a Building monument sign, and so long as no uncured event of default exists under this lease Tenant, Tenant will be entitled, at its sole cost and expense, to install signage on the panel of Tenant's choice on such monument sign. Tenant may utilize the "Credit" (hereinafter defined) with respect to signage costs.

      44. Emergency Generator. Landlord will, on an as-needed basis, provide Tenant rent free, with a mutually agreeable and unobtrusive location exterior to the Building, to locate an emergency generator owned by Tenant. The Building will have its own emergency generator.

      45. Existing Leases. Landlord and Tenant acknowledge that Tenant is obligated as tenant through April 30, 2003, under those certain Office Lease Agreements with Collins Campbell Joint Venture ("Collins"), as Landlord relating to approximately 48,970 square feet of rentable area in the office building(s) located at 1701 N. Collins Blvd., Richardson, Texas, and commonly referred to as "The Atrium on Collins Phase I and Phase II". Those existing office leases include but are not limited to an office lease (i) dated April 4, 1997, as amended, relating to 38,016 square feet of rentable area, (ii) dated October 14, 1999, as amended, relating to 2,055 square feet, (iii) dated January 25, 2000, relating to 2,281 square feet of rentable area, and (iv) dated January 25, 2000, as amended, relating to 6618 square feet of rentable area, these described leases set forth above together with any other leases executed by Tenant with respect to space in the Atrium on Collins

Phase I and Phase II being collectively referred to as the "Existing Leases". Landlord agrees that, if for any reason Tenant is called upon by Collins, Principal Mutual Life Insurance Company or any other party to pay any rent or other amounts under the Existing Leases subsequent to taking possession and occupancy of the Premises under this Lease, and paying to Collins $150,000 in cash, which payment shall be due and payable within ten (10) days of Tenant taking possession and occupancy of the premises hereunder, Tenant shall be entitled to a dollar-for-dollar right of offset of any amounts paid under the Existing Leases against any and all amounts owing by Tenant under this Lease.

      46. Basement Area. Landlord leases to Tenant and Tenant leases from Landlord 6,841 square feet of rentable area, as shown on Exhibit "H" attached hereto, of basement space (the "Basement Area"). The Basement Area will be suitable for storage, and except where wall is part of the concrete structure of the Building, Landlord will at its expense finish-out the Basement Area with sheet rock walls, lighting, plumbing stub-out, electrical lines to junction box, sprinkler system, main ducting for the HVAC system, and limited air-conditioning suitable for dead storage space. Basic rental set forth in Paragraph 1(e) and the monthly rental installment set forth in, Paragraph 1(f) will be increased to cover Basement Area rental at a rate of $12.00 per year per square foot of Basement Area. In the event Tenant decides to convert a portion of the Basement Area into a workout facility and employee lunch room, Landlord agrees to additionally install building standard ceiling and lighting at Landlord's expense. Tenant agrees that there will be no additional Credit, as defined in Paragraph 7 of Exhibit "C" with respect to the Basement Area.

      47. Workout Facility. In the event Tenant elects to convert a portion of the basement area into a workout facility, Tenant agrees to allow twenty-five
(25) Haynes and Boone, LLP ("H and B") employees at a cost of $25.00 per month per user, and five (5) Thompson Realty Corporation ("TRC") employees the right to use the workout facility at a cost of $75.00 per month per user. TRC agrees to collect the monthly user fees for any H and B or TRC users and remit the same to Tenant. Only the TRC user fees are guaranteed to be paid to Tenant and such guaranty is only in effect if TRC occupies space in the Building.

      48. Roof Rights. Tenant will have the non-exclusive right to install telecommunications and/or satellite equipment on the roof of the Building at Tenant's sole cost and expense, but with no additional rental being charged by Landlord in connection therewith. Landlord will have the right to approve all specific equipment, such approval not to be unreasonably withheld. Use of the roof by other tenants of the Building is contemplated.

      49. Fiber Optic Access. Landlord shall provide, at no cost to Tenant, a minimum of twelve (12) four inch sleeves at each phone room.

      50. Non-Disturbance Agreement. Landlord will obtain a non-disturbance agreement for Tenant's benefit from the existing mortgage lien holder on the Building.

      51. Lease Submission. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto unless and until Landlord shall execute a copy of this lease and deliver the same to Tenant.

      52. Early Occupancy of the Second Portion. Notwithstanding anything contained herein to the contrary, in the event Tenant occupies the Second Portion prior to September 1, 2003, Tenant will pay only for the period of early occupancy prior to and including August 31, 2003, "Electrical Costs" and "Basic Cost", as defined in Exhibit "B", with respect to the Second Portion. No "Basic Costs Stop" as defined in Exhibit "B", will apply to the Second Portion during the period of early occupancy, if any, nor will a monthly rental installment. Effective September 1, 2003, the monthly rental installment in Section 1(f) will apply to the First Portion and the Second Portion.

      53. Special Provisions. Exhibits "A", "B", "C", "D", "E", "F", "G", Rider No. 101, Rider No. 201, Rider No. 301, Rider No. 301-B and Rider No. 401.


                    LANDLORD:   TR Lookout Partners, Ltd.,
                                  a Texas limited partnership

                                    By: Thompson Realty Investment Corporation,
                                          a Texas Corporation


                                      By: /s/ W.T. Field
                                          --------------------------------------
                                          W.T. Field, President


                    TENANT:     telecom technologies, inc.


                                By: /s/ Anousheh Ansari
                                    -------------------------------
                                    Anousheh Ansari
                                    President & Chief Executive Officer